UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 24, 2010
GHN Agrispan Holding Company
(Exact name of registrant as specified in its charter)

Nevada	333-162471	88- 0142286
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-136-6600-1113

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Information.

Entry Into Catering Service Agreements

On August 24, 2010, our operating subsidiary, Ningbo Yiji Supply Chain Management Co., Ltd., or Ningbo, executed a Catering Service Agreement with Watts Valve Ningbo Co., Ltd., or Watts, to provide meals to Watts employees.  The Watts Catering Service Agreement sets forth the general terms and conditions under which the meals will be catered.  The Watts Catering Service Agreement expires February 23, 2011, but may be earlier terminated in the event of breach.  The parties may terminate or modify the Watts Catering Service Agreement upon mutual consent provided that one month prior written notice is given.  If either party terminates this agreement prior to the expiration of its term without reasonable cause, the terminating party shall pay to the other an amount equal to RMB5,000 as liquidated damages.

On September 1, 2010, our operating subsidiary, Ningbo, executed a Catering Service Agreement with Ningbo Omni-Tech Innovations Co., Ltd., or OTI, to provide meals to OTI employees.  The OTI Catering Service Agreement sets forth the general terms and conditions under which the meals will be catered.  The OTI Catering Service Agreement expires August 31, 2011, but may be earlier terminated in the event of breach.  Notwithstanding, the parties are entitled to terminate this agreement at any time during the probationary period which ends November 30, 2010, upon three days prior notice to the other party.  The parties may terminate or modify the OTI Catering Service Agreement upon mutual consent provided that one month prior written notice is given.  If either party terminates this agreement prior to the expiration of its term without reasonable cause, the terminating party shall pay to the other an amount equal to RMB5,000 as liquidated damages.  Ningo has the right to renew this Agreement under the same terms and conditions.

On October 1, 2010, our operating subsidiary, Ningbo, executed a Catering Service Agreement with Ningbo QL Electronics Co., Ltd., or QL Electronics, to provide meals to employees of QL Electronics.  The QL Electronics Catering Service Agreement sets forth the general terms and conditions under which the meals will be catered.  The parties are entitled to terminate this agreement at any time during a probationary period which ends October 31, 2010.  Except as otherwise set forth above, the QL Electronics Catering Service Agreement expires April 30, 2011, but may be earlier terminated in the event of breach.  The QL Electronics Catering Service Agreement may be renewed for successive six month periods upon the mutual agreement of the parties.  If either party terminates this agreement prior to the expiration of its term without reasonable cause, the terminating party shall pay to the other an amount equal to RMB5,000 as liquidated damages.

The foregoing is not a complete summary of the terms of the Catering Service Agreements with each of Watts, OTI and QL Electronics described in this Item 8.01 and reference is made to the complete text of these Catering Service Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Catering Service Agreement dated August 24, 2010, by and between Ningbo Yiji Supply Chain Management Co., Ltd. and Watts Valve Ningbo Co., Ltd.
10.2	Catering Service Agreement dated September 1, 2010, by and between Ningbo Yiji Supply Chain Management Co., Ltd. and Ningbo Omni-Tech Innovations Co., Ltd.
10.3	Catering Service Agreement dated October 1, 2010, by and between Ningbo Yiji Supply Chain Management Co., Ltd. and Ningbo QL Electronics Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHN AGRISPAN HOLDING COMPANY
Dated: October 26, 2010

	By:	/s/ Yi Zhen Xu
Yi Zhen Xu
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer